                                                                    EXHIBIT 2.13

                        GUARANTEE AND SECURITY AGREEMENT

      THIS GUARANTEE AND SECURITY AGREEMENT is made as of the 30th day of June, 2005.

BETWEEN: MITEL NETWORKS OVERSEAS LIMITED, an international business company formed under the laws of Barbados with registered office at The Corporate Secretary Limited, Whitepark House, Whitepark Road, St. Michael (hereinafter referred to as the "Company") (hereinafter referred to as the "Company")

AND: HIGHBRIDGE INTERNATIONAL LLC, a limited liability company formed under the laws of the Cayman Islands having an office at c/o Highbridge Capital Management, LLC, 9 West 57th Street, 27th Floor, New York, New York, U.S.A. 10019, as collateral agent (in such capacity, the "Collateral Agent") for itself as a holder and the other holders existing from time to time (each a "Secured Party" and collectively, the "Secured Parties"), from time to time of senior secured convertible notes initially issued as of April 27, 2005, (as amended, restated or supplemented from time to time the "Notes"), issued by Mitel Networks Corporation, a corporation incorporated under the laws of Canada (the "Issuer") pursuant to a Securities Purchase Agreement dated April 27, 2005 (the "Securities Purchase Agreement") by and among the Issuer and the buyers party thereto.

RECITALS:

A. Pursuant to the Notes issued by the Issuer pursuant to the Securities Purchase Agreement, the Issuer is indebted to the Secured Parties as holders from time to time of the Notes.

B. The Company is a direct wholly-owned subsidiary of the Issuer; and the Company will benefit from the arrangements under the issuance of the Notes and the receipt of proceeds therefrom by the Issuer.

IT IS HEREBY AGREED AS FOLLOWS:

1.    DEFINITIONS AND INTERPRETATION

1.1 In this Guarantee and Security Agreement unless the context otherwise requires the following expressions shall bear the following respective meanings:

GENERAL SECURITY AGREEMENT

(a) "APPLICABLE LAW"    means the law of any one or more jurisdictions which is
                        applicable to the interpretation of the security interests created herein, or to the exercise of any power or discretion by the Company, the Collateral Agent or the Receiver hereunder, whether by reason of the domicile of the Company, the domicile of the Collateral
                        Agent, the domicile of the Receiver, the situs of the whole or any part of the Collateral, or other connecting factor (which is admissible under general principles of law, including relevant principles of conflicts of laws) and includes the Governing Law. Each of the parties hereto shall determine the Applicable Law by reference to the Governing Law, except where that party has actual notice of the applicability hereto of another system or, and each of the parties hereto shall obey the court orders of a court validly claiming jurisdiction in respect hereof;

(b) "COLLATERAL"        means subject to the exclusions specifically provided
                        herein, any and all real and personal property in which a security interest or floating charge can be taken, reserved, created or granted, under any Applicable Law and which is now or hereafter owned by the Company or in which the Company now has or hereafter acquires any interest of any nature whatsoever, as charged pursuant to section 4 of this Guarantee and Security Agreement, and including, without in any way limiting the generality of the foregoing, all equipment, fixtures, computer hardware and software, inventory, goods, instruments, negotiable collateral, securities, documents of title, chattel paper, accounts, money, contract rights, intangibles, credits, claims, demands, debts, chooses in action, trade-marks, patents, and all other intellectual property, and all proceeds, products and accessions from, of and to any thereof;

(c) "COMPANY"           means any entity with corporate capacity (of whatsoever
                        kind) incorporated or otherwise brought into existence in any part of the world and includes companies, limited liability companies and societies with restricted liability which have liability hereunder;

(d) "COUNTRY OF         means any one of the country of residence, nationality
    DOMICILE"           or domicile (as appropriate);

(e) "DEED"              means any instrument in writing whether in one or more
                        counterparts, in the form appropriate under Applicable
                        Law, and includes deeds, documents under seal, contracts, declarations in writing, memoranda, written resolutions of the Trustee and other instruments in writing;

(f) "EVENT OF DEFAULT"  means an event which constitutes an Event of Default as described in the Notes, committed by the Company;

GENERAL SECURITY AGREEMENT

(g) "IP LICENCE RIGHTS" means all rights of the Company as licensee under the
                        Intellectual Property Licence Agreement, dated May 29, 2001 between Mitel Knowledge Corporation and the Company;

(h) "IP SUB-LICENCE     means all rights of the Company as licensor under the
    RIGHTS"             Intellectual Property Licence Agreement, effective April
                        28, 2001 between the Company and Networks International
                        Limited;

(i) "PERSON"            means any individual or any body of persons corporate or
                        unincorporate, and includes individuals, companies, bodies corporate, limited liability companies, societies with restricted liability, partnerships (whether limited or general), firms, syndicates, joint ventures, trusts, unincorporated associations, governmental authorities and agencies, and any legal entity or any other association of persons;

(j) "PROPER LAW"        means the law, as determined in accordance with this
                        Guarantee and Security Agreement, to the exclusive jurisdiction of which the rights of all parties and the construction and effect of each and every provision of this Guarantee and Security Agreement shall be subject and by which such rights, construction and effect shall be construed and regulated;

(k) "PROPERTY ACT"      means the Property Act, Cap. 236 of the laws of Barbados
                        as from time to time amended and every statute substituted therefor; and in the case of such amendment or substitution, any references in the by-laws of the Company to provisions of the Act or to specific provisions of the Act, shall be read as references to the provisions as amended or substituted therefor in the amendment or the new statute or statutes.

1.2 Capitalised terms not defined in this Guarantee and Security Agreement, unless otherwise indicated, shall have the meanings assigned to such terms in the Notes.

1.3 Terms defined elsewhere in this Guarantee and Security Agreement, unless otherwise indicated, shall have such meaning in every section herein.

1.4 Where the context permits, any reference to "Collateral" in this Guarantee and Security Agreement, shall be deemed to be a reference to "Collateral or any part thereof."

1.5 Unless the context clearly requires otherwise, the words "hereof "herein" and "hereunder" and words of similar import, when used in this Guarantee and Security Agreement, shall refer to this Guarantee and Security Agreement as a whole and not to any particular section; wherever the word "include" "includes" or "including" is used in any provision of this Guarantee and Security Agreement, it shall be deemed to be followed by the words "without limitation" unless clearly indicated otherwise.

GENERAL SECURITY AGREEMENT

1.6 The singular includes the plural and the plural includes the singular; and the masculine gender includes the feminine and neuter genders.

1.7 The division of this Guarantee and Security Agreement into sections, articles and paragraphs, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

2.    GUARANTEE OF OBLIGATIONS OF ISSUER

2.1 The Company hereby unconditionally GUARANTEES to the Collateral Agent and each of the Secured Parties payment of all present and future indebtedness, liabilities and obligations, whether direct or indirect, absolute or contingent, now or hereafter owing by the Issuer to the Secured Parties (collectively, the "Obligations"). The Company shall pay to the Collateral Agent for itself and the Secured Parties, on demand by the Collateral Agent, all amounts owing by the Company to the Collateral Agent for itself and the Secured Parties hereunder and the Company shall pay to the Collateral Agent for itself and the Secured Parties interest thereon after demand at the highest rate of interest payable on the Obligations or any part or parts thereof.

2.2 No change in the name, objects, capital or constitution of the Issuer or any other matter relating to the Issuer, shall in any way affect the liability of the Company, either with respect to transactions occurring before or after any such change.

2.3 The Collateral Agent, without consent of the Company and without exonerating in whole or in part the Company may grant time, renewals, extensions, indulgences, releases and discharges to the Issuer and all other persons (including the Company, and any other guarantor), may take securities from and give the same and any or all existing securities up to the Issuer and all other persons (including the Company, and any other guarantor), may abstain from taking securities from the Issuer and all other persons (including the Company, and any other guarantor), or from perfecting securities of the Issuer and all other persons (including the Company, and any other guarantor), may accept compositions from the Issuer and all other persons (including the Company, and any other guarantor), and may otherwise change the terms of any of the debts and liabilities hereby guaranteed and otherwise deal with the Issuer and all other persons (including the Company, and any other guarantor), as the Collateral Agent may see fit, and that all dividends, compositions, and moneys received by the Collateral Agent from the Issuer or from any other persons or estates capable of being applied by the Collateral Agent in reduction of the Obligations hereby guaranteed, shall be regarded for all purposes as payments in gross, and the Collateral Agent shall be entitled to prove against the estate of the Issuer upon any insolvency or winding-up in respect of the whole of said debts and liabilities, and the Company shall have no right to be subrogated to the Collateral Agent in respect of any such proof or otherwise until the Collateral Agent shall have received from such estate or from the Company, payment in full of its claim with interest.

GENERAL SECURITY AGREEMENT

2.4 This shall be a continuing guarantee, and shall cover and secure any ultimate balance owing to the Secured Parties, including all costs, charges and expenses which any Secured Party or the Collateral Agent may incur in enforcing or obtaining payment of the sums of money due to the Secured Parties from the Issuer either alone or in conjunction with any other corporation, person or persons, or otherwise howsoever, or attempting to do so. The Collateral Agent shall not be obliged to seek any recourse against the Issuer or other persons or the securities it may hold before being entitled to payment from the Company of all and every Obligations hereby guaranteed. The Company hereby renounces the benefits of discussion and division. The Company renounces to claim against, or set up against, the Collateral Agent any right which the Company may have to be subrogated in any of the rights, hypothecs, privileges and other security held from time to time by the Collateral Agent. Every certificate issued under the hand of a duly authorised officer of the Collateral Agent, purporting to show the amount at any particular time due and payable to the Collateral Agent, and covered by this guarantee, shall be received as conclusive evidence (in the absence of manifest error) as against the Company that such amount is at such time so due and payable to the Collateral Agent and is covered hereby.

2.5 All payments made by the Company under this guarantee shall be made free and clear and without deduction for any and all present and future taxes, levies and withholdings, including without limitation stamp and documentary taxes (collectively, the "Taxes"), but excluding taxes imposed on the net income of the Collateral Agent. If the Company is required by law to deduct any Taxes from or in respect of any amount paid or payable hereunder, including without limitation any additional amount or amounts payable pursuant to this paragraph, such amount shall be increased as necessary so that the Collateral Agent receives an amount or amounts which are, in the aggregate, equal to the sum it would have received had no such deduction been made and the Company shall pay same to the relevant taxing authority and, upon request by the Collateral Agent, shall give to the Collateral Agent acceptable evidence of such payments. The Company covenants and agrees to indemnify and save harmless the Collateral Agent from and against any and all Taxes paid or payable by the Collateral Agent in respect of any amounts paid or payable under this guarantee.

3.    COVENANT TO PAY AND OBLIGATIONS SECURED

3.1 The Company hereby covenants that it will on demand, pay to the Collateral Agent for itself and the Secured Parties, all moneys, and discharge all Obligations. Without limitation, the Obligations include:

      (a) all of the indebtedness, liabilities and obligations of the Issuer under the Securities Purchase Agreement and the Notes as guaranteed hereunder; and

      (b) all interest due to the date of payment, all commissions, fees, and other charges, and all legal and other costs and expenses incurred by the Collateral Agent in relation to the Company or the Collateral.

3.2 The Company executes this Guarantee and Security Agreement for valuable consideration and as security for the payment of all Obligations of the Company to the Collateral Agent

GENERAL SECURITY AGREEMENT

4.    GRANT OF MORTGAGES, CHARGES AND SECURITY INTERESTS

4.1.1 The Company hereby mortgages and charges to and in favour of the Collateral Agent as and by way of a fixed and specific mortgage and charge, and grants to the Collateral Agent a security interest in:

      (a)   the IP Licence Rights ;

      (b)   the IP Sub-Licence Rights; and

      (c) all income, royalties and other payments now or hereafter due and/or payable with respect to the IP Sub-Licence Rights.

4.1.2 The Company shall give notice to Mitel Networks International
      Limited (as licensee in respect of IP Sub-Licence Rights), of the assignment of its payment obligations to the Collateral Agent For the purpose of ensuring performance of its obligations hereunder, the Company shall execute a notice of assignment in the form annexed hereto as Exhibit A (the "Assignment Notice I"). The Company hereby irrevocably and by way of further security appoints the Collateral Agent (and the persons deriving title under the Collateral Agent), to be its true and lawful attorney, with full power and authority in the name of and on behalf of the Company, and as the true act and deed or otherwise of the Company (a) to deliver the Assignment Notice I on its behalf in accordance with this section 4.1.2, (b) to execute any other notices of assignment, seal, do and deliver and otherwise perfect any deeds, transfers or other documents which the Company may require for perfecting title to that part of the Collateral charged under section 4.1.1 (c) or for vesting or enabling the Collateral Agent to vest the same in itself, its nominee or any purchaser or to redeliver the same thereafter, (c) to execute, seal, do and deliver and otherwise perfect all such deeds, assurances, agreements, instructions, instruments, acts and things which may be required for the full exercise of all or any of the rights of the Collateral Agent in the Collateral charged under section 4.1.l(c), and the Company hereby ratifies and confirms and agrees to ratify and confirm any instrument, act or thing which the Collateral Agent as such attorney may properly execute or do under this section 4.1.2.

4.2.1 The Company hereby assigns, transfers and sets over to the Collateral Agent, and grants to the Collateral Agent a security interest in and by way of a fixed charge:

      (a) all book debts, accounts and other amounts receivable, claims, demands, moneys and choses in action which now are or which may at any time hereafter be due or owing to or owned by the Company, which are due owing or accruing due or which hereafter may become due, owing or accruing due and all claims of whatsoever nature or kind which the Company has or may have from any of the debtors identified on Schedule I hereto;

      (b) all other debts, accounts, claims, demands moneys and choses in action which now are or which may at any time hereafter be due or owing to, or owned by the Company from any of the debtors identified on Schedule I hereto,

      (c) all contracts, securities, bills, notes, lien notes, judgements, chattel mortgages, mortgages and all other rights and benefits which are vested in the Company (or anyone on behalf of the Company), in respect of any of the debts, accounts, claims, moneys and choses in action described in (a) and (b) above, or any part

GENERAL SECURITY AGREEMENT

            thereof, or which hereafter may become vested in the Company in respect of or as security for any of the debts, demands, choses in action and claims described in (a) and (b) above; and

      (d) all books, accounts, invoices, letters, papers and documents in any way evidencing, recording or relating to any of the debts, demands, choses in action and claims described in (a) and (b) above, or by which the same are or may hereafter be secured, evidenced, acknowledged or made payable.

4.2.2 The Company shall give notice to each debtor identified on Schedule I hereto of the assignment of its payment obligations to the Collateral Agent. For the purpose of ensuring performance of its obligations hereunder, the Company shall execute a notice of assignment in the form annexed hereto as Exhibit B (the "Assignment Notice II"). The Company hereby irrevocably and by way of further security appoints the Collateral Agent (and the persons deriving title under the Collateral Agent), to be its true and lawful attorney, with full power and authority in the name of and on behalf of the Company, and as the true act and deed or otherwise of the Company (a) to deliver the Assignment Notice II on its behalf in accordance with this section 4.2.2, (b) to execute any other notices of assignment, seal, do and deliver and otherwise perfect any deeds, transfers or other documents which the Company may require for perfecting title to that part of the Collateral charged under section 4.2.1 or for vesting or enabling the Collateral Agent to vest the same in itself, its nominee or any purchaser or to redeliver the same thereafter, (c) to execute, seal, do and deliver and otherwise perfect all such deeds, assurances, agreements, instructions, instruments, acts and things which may be required for the full exercise of all or any of the rights of the Collateral Agent in the Collateral charged under section 4.2.1, and the Company hereby ratifies and confirms and agrees to ratify and confirm any instrument, act or thing which the Collateral Agent as such attorney may properly execute or do under this section 4.2.2.

4.3 The Company hereby mortgages and charges to and in favour of the Collateral Agent as and by way of a floating charge, and grants to the Collateral Agent a security interest in, its business and undertaking and all its property and assets, real and personal, moveable or immovable, of whatsoever nature and kind, both present and future (other than property and assets hereby validly assigned or subjected to a specific mortgage, charge or security interest by section 4.1 or section 4.2 hereof and the exceptions hereinafter contained).

4.4 The Company hereby assigns, mortgages and charges in favour of the Collateral Agent and grants to the Collateral Agent a security interest in the proceeds arising from any of the assets referred to in this section 4.

4.5 In the event that any first fixed charge is deemed or construed as a floating charge, immediately on the occurrence of an Event of Default, such floating charge shall automatically crystallise and operate as a fixed charge.

4.6 The security constituted by this Guarantee and Security Agreement is continuing, and will extend to the ultimate balance of the Obligations owing, notwithstanding any intermediate payment or discharge in whole or in part.

GENERAL SECURITY AGREEMENT

4.7 The security constituted by this Guarantee and Security Agreement is in addition to and is not in any way prejudiced by any other security now or subsequently held by the Collateral Agent.

5.    LIMITED EXCEPTIONS TO GRANT OF CHARGE

5.1 The last day of any term reserved by any lease, oral or written, or any agreement therefor, now held or hereafter acquired by the Company, and whether falling within the general or particular description of the Collateral, is hereby and shall be excepted out of the mortgages, charges and security interests hereby or by any other instrument created, but the Company shall stand possessed of the reversion of one day remaining in the Company in respect of any such term for the time being demised, as aforesaid, upon trust to assign and dispose of the same as any purchaser of such term shall direct.

6.    RIGHTS OF SET-OFF

6.1 The Company grants to the Collateral Agent the right to set off against any and all accounts, credits or balances maintained by it with the Collateral Agent, the aggregate amount of any of the Obligations. The Collateral Agent may at any time (including without limitation upon the occurrence of an Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) any and all balances, credits, deposits, accounts or moneys of the Company then or thereafter maintained with or otherwise held by such Collateral Agent, and the Company hereby further grants to the Collateral Agent a continuing security interest in, by way of fixed charge, any and all balances, credits, deposits, accounts or moneys of the Company then or thereafter maintained with or otherwise held by such Collateral Agent.

7.    REPRESENTATIONS, COVENANTS AND AGREEMENTS OF COMPANY

7.1 The Company and the Collateral Agent agree that they have not agreed to postpone the time for attachment of the security interests granted hereby with respect to the Company's presently existing Collateral and that such security interests shall attach to the Collateral acquired after the date hereof as soon as the Company has rights in such Collateral.

7.2 The Company agrees with the Collateral Agent that until the termination of this Agreement in accordance with section 15 hereof, it shall not without the prior written consent of the Collateral Agent:

      (a) change the location of its registered office, place of business or principal place of residence without providing the Collateral Agent with fifteen days' prior written notice;

      (b) remove the Schedule I Property from the locations listed herein unless such removal is a sale of the Schedule I Property in the ordinary course of the Company's business and for the purposes of carrying on such business or keep the Schedule I Property at a location other than the location(s) listed herein; and

GENERAL SECURITY AGREEMENT

      (c) it assign any of its rights or obligations under this Guarantee and Security Agreement.

7.3   The Company agrees with the Collateral Agent that it shall:

      (a) repair according to the nature and description thereof, and the Collateral Agent may, whenever it deems necessary, either in person or by agent, enter upon the Company's property and inspect the Collateral and the reasonable cost of such inspection shall be payable on demand and added to the Obligations and the Collateral Agent may make repairs as it deems necessary, and the cost thereof shall be payable on demand and added to the Obligations; and

      (b) promptly effect all registrations, filings, recordings and all re-registrations, re-filings and re-recordings of or in respect of this Guarantee and Security Agreement and the security interests granted herein and hereunder, in such offices of public record and at such times as may be necessary or of advantage in perfecting, maintaining and protecting the validity, effectiveness and priority hereof and/or of such security interests.

7.4 The Company hereby agrees that it will at all times, both before and after default, do or cause to be done such additional things and execute and deliver or cause to be executed and delivered all such further acts and documents as the Collateral Agent may reasonably require for the better mortgaging, charging, transferring, assigning, confirming and granting of security interests in the present or future Collateral to the Collateral Agent.

7.5 The Company represents and warrants to the Collateral Agent, as a condition of the security interests granted herein that:

      (a) no order has been, no resolution passed and no petition filed for the winding-up of the Company;

      (b) it does not appear from any balance sheet of the Company or by a certificate of or other issuance by the auditors of the Company that the liabilities of the Company (both secured and unsecured) exceed its tangible assets;

      (c) the Company at the date hereof has not committed or threatened to commit any act of bankruptcy under the Bankruptcy Act of Barbados, or made any assignment or proposal in bankruptcy;

      (d) no proceedings with respect to the Company have been commenced under the Companies Act or the Bankruptcy Act of Barbados, and the Company has not sought relief or consented to the filing of a petition against it under any law which involves any compromise of any creditor's rights against the Company; and

      (e) no writ of execution or any other process of any court or distress or analogous process has been levied upon the property of the Company or any part thereof.

GENERAL SECURITY AGREEMENT

8.    POWER OF ATTORNEY

8.1 The Company, by way of further and additional security, irrevocably appoints the Collateral Agent, and each receiver appointed hereunder and any of their delegates and sub-delegates effective only upon the occurrence of an Event of Default, to be its attorney to take any action which the Company is obliged to take under this Guarantee and Security Agreement, and the Company hereby ratifies and confirms whatever any of the foregoing (in their capacity as attorney hereunder), does or purports to do pursuant to its appointment under this section.

9.    DEFAULT

9.1 Upon and after the occurrence of an Event of Default that has not been cured or waived in accordance with the provisions of the Notes, the Obligations shall, at the option of the Collateral Agent, become payable and the security granted pursuant to this Guarantee and Security Agreement shall become enforceable.

10.   REMEDIES OF COLLATERAL AGENT

10.1 Whenever the security granted pursuant to this Guarantee and Security Agreement shall have become enforceable, and so long as it shall remain enforceable, the Collateral Agent may forthwith and without further notice, proceed to realise such security and to enforce its rights b:

      (a)   entry;

      (b) the appointment by instrument in writing of a receiver or receivers of the Collateral or any part thereof (which receiver or receivers may be any person or persons, whether an officer or officers or employee or employees of the Collateral Agent or not and the Collateral Agent may remove any receiver or receivers so appointed and appoint another or others in his or their stead);

      (c) proceedings in any court of competent jurisdiction for the appointment of a receiver or receivers or for sale of the Collateral or any part thereof; or

      (d) any other action, suit, remedy or proceeding authorised or permitted hereby or by law or by equity.

10.2 In addition, the Collateral Agent may file such proofs of claim and other documents as may be necessary or advisable in order to have its claim lodged in any bankruptcy, winding-up or other judicial proceedings relating to the Company.

GENERAL SECURITY AGREEMENT

10.3 Whenever the security granted pursuant to this Guarantee and Security Agreement becomes enforceable, the Collateral Agent may enter upon, use, occupy and possess the Collateral or any part thereof, free from all encumbrances, liens and charges, except for Permitted Encumbrances, without hindrance, interruption or denial of the same by the Company or by any other person or persons save only a landlord pursuant to its rights of reversion under any lease of real property on expiry of its term, and may lease or sell the whole or any part or parts of the Collateral. Any sale hereunder may be made by public auction, by public tender or by private contract, with or without notice and with or without advertising and without any other formality (except as required by law), all of which are hereby waived by the Company. Such sale shall be on such terms and conditions as to credit or otherwise and as to upset or reserve bid or price as to the Collateral Agent in its sole discretion may seem advantageous. Such sale may take place whether or not the Collateral Agent has taken possession of the Collateral.

10.4 No remedy for the realisation of the security interests granted herein or for the enforcement of the rights of the Collateral Agent shall be exclusive of or dependent on any other such remedy, but any one or more of such remedies may from time to time be exercised independently or in combination.

10.5 Any and all payments made in respect of the Obligations from time to time and moneys realised from any securities held therefor (including moneys realised on any enforcement of this Guarantee and Security Agreement) may be applied to such part or parts of the Obligations as the Collateral Agent may see fit, and the Collateral Agent shall at all times and from time to time have the right to change any appropriation as the Collateral Agent may see fit.

10.6 To the fullest extent permitted by law, any right, power or discretion conferred upon a receiver (either expressly or impliedly) upon a receiver, may after the security created by this Guarantee and Security Agreement becomes enforceable, be exercised by the Collateral Agent without first appointing a receiver and notwithstanding the appointment of a receiver.

10.7 The Collateral Agent may exercise its powers herein, without further notice and without restrictions contained in section 111 of the Property Act, and whether or not it shall have appointed a receiver, all the powers conferred on mortgagees by the Property Act as extended hereunder, and all powers and discretions conferred expressly or under Applicable Law on a receiver appointed hereunder.

10.8 Neither section 103 or section 108 of the Property Act, shall apply to the security interests created by this Guarantee and Security Agreement, or to any further security given by the Company to the Collateral Agent pursuant to this Guarantee and Security Agreement.

11.   RECEIVER

11.1 The term "Receiver" as used in this Guarantee and Security Agreement includes a receiver and a receiver-manager, or other similar appointee under Applicable Law.

GENERAL SECURITY AGREEMENT

11.2 In addition to any other power, available under Applicable Law (each and every such power being deemed to be available for exercise by the Receiver as if expressly stated herein), any Receiver appointed under section 9.1
      (b), shall have power to:

      (a)   take possession of and to use the Collateral or any part thereof;

      (b) carry on the business of the Company (including, but not limited to, the taking or defending of any actions or legal proceedings, and the doing or refraining from doing all other things as to the receiver may seem necessary or desirable in connection with the business, operations and affairs of the Company);

      (c) borrow money required for the maintenance, preservation or protection of the Collateral or any part thereof or the carrying on of the business of the Company;

      (d) further charge the Collateral in priority to the security interests of this Guarantee and Security Agreement as security for money so borrowed; and

      (e)   without the restrictions as to notice or otherwise imposed by section 111 of the Property Act, or the need to observe any of the provisions of sections 108 or 109 of the Property Act, sell, lease or otherwise dispose of the whole or any part of the Collateral on such terms and conditions and in such manner as the receiver shall determine.

11.3 The Collateral Agent shall not be responsible for any actions or errors of omission by the receiver or receivers in exercising any such powers.

11.4 Every receiver appointed under this Agreement, shall give notice of its appointment as receiver to any regulatory or judicial authority, pursuant to any Applicable Law.

12.   APPLICATION OF PROCEEDS:

12.1 All proceeds of any sale of, or other realisation upon, all or any part of the Collateral pursuant to the Security Documents, including any Collateral consisting of cash, shall, subject to section 10.5, be applied by the receiver as follows:

      (a) First, to the payment of all costs and expenses reasonably incurred by the receiver in connection with such sale or otherwise in connection with this Guarantee and Security Agreement or any of the Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel and any other costs and expenses reasonably incurred in connection with the exercise of any right or remedy hereunder;

      (b) Second, to the payment of the Obligations to the Collateral Agent in accordance with the amounts of the Obligations owed to the Collateral Agent for itself and the Secured Parties and outstanding (whether or not the maturity thereof shall have been accelerated) as of the date of such payment, until all of the Obligations shall have been paid in full; and

      (c)   Third, to whomsoever is entitled by law thereto.

12.2 The Company will remain liable for any amounts remaining unpaid after any liquidation, set-off and/or application under this Guarantee and Security Agreement.

13.   ADDITIONAL RIGHTS OF COLLATERAL AGENT

GENERAL SECURITY AGREEMENT

13.1 The Collateral Agent may pay and satisfy the whole or any part of any liens, taxes, rates, charges or encumbrances now or hereafter existing in respect of any of the Collateral and such payments together with all costs, charges and expenses which may be incurred in connection with making such payments shall form part of the Obligations and shall be Secured by the security interests granted herein. In the event of the Collateral Agent satisfying any such lien, charge or encumbrance, it shall be entitled to all the equities and securities of the person or persons so paid and is hereby authorised to obtain any discharge thereof and hold such discharge without registration for so long as it may deem advisable to do so.

13.2 The Collateral Agent may assign, transfer and deliver to any transferee any of the Obligations or any security or any documents or instruments held by the Collateral Agent in respect thereof provided that no such assignment, transfer or delivery shall release the Company from any of the Obligations; and thereafter the Collateral Agent shall be fully discharged from all responsibility with respect to the Obligations and security, documents and instruments so assigned, transferred or delivered. Such transferee shall be vested with all powers and rights of the Collateral Agent under such security, documents or instruments but the Collateral Agent shall retain all rights and powers with respect to any such security, documents or instruments not so assigned, transferred or delivered.

14.   COSTS AND EXPENSES

14.1 The Company agrees to pay to the Collateral Agent forthwith on demand all reasonable expenses incurred by the Collateral Agent in the perfection, administration and enforcement of this Guarantee and Security Agreement (including without limitation expenses incurred in considering and protecting or improving the Collateral Agent's position, or attempting to do so, whether before or after default), all amounts borrowed by the receiver from the Collateral Agent as hereinbefore provided and all reasonable costs, charges, expenses and fees (including, without limiting the generality of the foregoing, the fees and expenses of any receiver and legal fees on an Attorney-at-Law and client basis) of or incurred by the Collateral Agent and by any receiver or receivers or agent or agents appointed by the Collateral Agent in connection with the recovery or enforcing of payment of any moneys owing hereunder, whether by realisation, by taking possession or otherwise. All such sums, together with interest thereon at the rate applicable to the Obligations, shall form part of the Obligations and shall be Secured by the security interests granted herein.

GENERAL SECURITY AGREEMENT

15.    EFFECTIVE DATE AND TERMINATION

15.1 This Agreement shall become effective according to its terms immediately upon the execution hereof by the Collateral Agent and the Company. This Agreement and the security interests granted herein and hereunder are in addition to and not in substitution for any other agreement made between the Collateral Agent and the Company or any other security granted by the Company, the Issuer or any other Subsidiary or Guarantor to the Secured Party, whether before or after the execution of this Agreement.

15.2 This Agreement is a continuing agreement, and shall not terminate or be discharged until the earlier of (a) performance and indefeasible payment in full of all of the Obligations and (b) the date on which a Qualified IPO (as defined in the Notes) is consummated. Upon termination of this Agreement in accordance with the provisions of this section 15.2, the Collateral Agent shall, at the request and expense of the Company, make and do all such acts and things and execute and deliver all such releases, memoranda of satisfaction, instruments, agreements and documents as the Company considers necessary or desirable to discharge the security interests granted herein and hereunder, to release and discharge the Collateral therefrom and to record such release and discharge in appropriate offices of public record.

16.    GENERAL

16.1.1 Notices: All notices, requests, demands or other communication by the terms hereof required or permitted to be given by either party to the other shall, unless otherwise specifically provided for herein, be given in writing and be delivered by personal delivery or courier delivery and by transmittal by electronic means of communication addressed to such other party as follows:

       If to the Collateral Agent:             If to the Company:
       Highbridge International LLC            Mitel Networks Overseas Limited
       c/o Highbridge Capital Management, LLC  c/o Corporate Secretary Limited
       9 West 57th Street, 27th Floor          Whitepark House
       New York                                Whitepark Road
       New York 10019                          Bridgetown
       U.S.A.                                  Barbados

16.1.2 Any party may from time to time by notice to the other party change the address to which notices are to be given. Any communication shall be conclusively deemed to have been given on the day of actual delivery thereof or on the day of actual transmission thereof if such day is a business day and the communication is delivered or transmitted during the normal business hours of the recipient and on the business day during which normal business hours next occur if given after such hours on any day.

GENERAL SECURITY AGREEMENT

16.2 Counterparts: This Guarantee and Security Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which collectively shall constitute one and the same instrument representing this Guarantee and Security Agreement between the parties hereto and it shall not be necessary for the proof of this Guarantee and Security Agreement that any party produce or account for more than one such counterpart.

16.3 Invalid Provisions: If any provision of this Guarantee and Security Agreement is held to be illegal or invalid or unenforceable, such provision shall be fully severable, and this Guarantee and Security Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guarantee and Security Agreement, and the remaining provisions of this Guarantee and Security Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guarantee and Security Agreement.

16.4 Governing Law: This Guarantee and Security Agreement shall be governed by, and construed in accordance with, the laws of Barbados and the Courts of Barbados shall have non-exclusive jurisdiction herein.

GENERAL SECURITY AGREEMENT

      IN WITNESS WHEREOF, the parties have executed this Agreement on the date first hereinbefore written.

SIGNED by                                     )
and by                                        )     /s/ Paul Butcher
for and on behalf of                          )     ----------------------------
MITEL NETWORKS OVERSEAS LIMITED               )     Paul Butcher, Director

HIGHBRIDGE INTERNATIONAL LLC                  )
By: Highbridge Capital Management, LLC        )
                                              )
                                              )
By: ____________________________________      )
Adam J. Chill, Managing Director

GENERAL SECURITY AGREEMENT

      IN WITNESS WHEREOF, the parties have executed this Agreement on the date first hereinbefore written.

SIGNED by                                     )
and by                                        )
for and on behalf of                          )
MITEL NETWORKS                                )
OVERSEAS LIMITED                              )
in the presence of:                           )   ______________________________

Witness: ________________________________
Name:

SIGNED by Adam J. Chill, Managing Director    )
of Highbridge Capital Management, LLC
for and on behalf of                          )
HIGHBRIDGE INTERNATIONAL LLC                  )

in the presence of:                           )   /s/ Adam J. Chill
                                                  -----------------------------
Witness: /s/ Scott M. Wallace
         --------------------
Name:    Scott M. Wallace

COPIES OF SCHEDULE AND EXHIBITS HAVE NOT BEEN PROVIDED AS THE COMPANY HAS DETERMINED THAT THE INFORMATION CONTAINED THEREIN IS NOT MATERIAL TO INVESTORS.